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     As filed with the Securities and Exchange Commission on August 16, 1999
                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           __________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________

                                TECHNITROL, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)

                Pennsylvania                                23-1292472
                ------------                                ----------
    (State or other jurisdiction of      (I.R.S. Employer Identification Number)
    incorporation or organization)

                              1210 Northbrook Drive
                                    Suite 385
                                Trevose, PA 19053
                                 (215) 355-2900
        -----------------------------------------------------------------
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                  TECHNITROL, INC. EMPLOYEE STOCK PURCHASE PLAN
                  ---------------------------------------------
                            (Full title of the Plan)

                                  Drew A. Moyer
                       Corporate Controller and Secretary
                        1210 Northbrook Drive, Suite 385
                                Trevose, PA 19053
                                 (215) 355-2900
        -----------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           --------------------------
                                   Copies to:

                            Ann Marie Janus, Esquire
                      Stradley, Ronon, Stevens & Young, LLP
                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098

                           --------------------------

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                                             CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                           Amount to be      Proposed maximum       Proposed maximum      Amount of
 Title of securities to be registered     registered(1)     offering price per     aggregate offering   registration
                                                                   Share                price (3)            fee
----------------------------------------- --------------- ------------------- ---- -------------------- --------------
Common Stock, $.125 par value per share       500,000          $32.9375       (2)      $16,468,750        $4,578.32
                                              shares
----------------------------------------- --------------- ------------------- ---- -------------------- --------------

(1) Such additional, indeterminable number of shares that may be issuable by reason of the anti-dilution provisions of the Technitrol, Inc. Employee Stock Purchase Plan (the "Plan") are hereby registered. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) Pursuant to Rule 457(h)(1) and (c), the average of the high and low prices per share of the Common Stock reported on the New York Stock Exchange on August 11, 1999 has been used to determine the registration fee.

(3)  Estimated solely for the purpose of determining the registration fee.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

                  As used in this Registration Statement, unless the context otherwise requires, the terms "Technitrol" and the "Company" mean Technitrol, Inc. and its subsidiaries and the term the "Plan" shall mean the Technitrol, Inc. Employee Stock Purchase Plan.

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

                  The following documents, previously filed by the Company with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are hereby incorporated by reference in this Registration Statement, except as superseded or modified herein:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         (b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report referred to above; and

         (c) the description of the Company's common stock, par value $.125 per share ("Common Stock"), contained in the Company's Registration Statement on Form 8-A/A dated April 10, 1998, including any amendments or reports filed for the purpose of updating such description.

                  All documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         --------------------------

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

                  Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

                  Article VII of the Company's Bylaws generally provides for the indemnification of officers, directors and third parties acting on behalf of the Company if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, the indemnified party had no reasonable cause to believe his conduct was unlawful.

                  Section 518 of the Pennsylvania Business Corporation Law permits a corporation to include in its bylaws, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law; provided; however, indemnification shall not be permitted in any case where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                  In addition, the Company maintains directors and officers insurance under which its directors and officers are insured against certain liabilities that may be incurred by them in their capacities as such.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

                  Not applicable.


Item 8.  Exhibits.
         ---------

         (a)      Exhibits:

                  4.1      Technitrol, Inc. Employee Stock Purchase Plan.

                  5.1 Opinion of Counsel as to Legality of Securities being registered.

                  23.1     Consent of Counsel (contained in Exhibit 5.1).

                  23.2     Consent of Certified Public Accountants.

                  24.1 Power of Attorney (included in signature page on page II-4 herein).

Item 9.  Undertakings.
         -------------

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933, as amended ("1933 Act");

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, That paragraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant Technitrol, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Trevose, Pennsylvania, on August 16, 1999.

                                        TECHNITROL, INC.


                            By:  /s/ James M. Papada, III
                                 ------------------------
                                 James M. Papada, III
                                 Chairman, President and Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  Each person whose signature appears below constitutes and appoints Drew A. Moyer and James M. Papada, III, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Name                                    Title                         Date
----                                    -----                         ----

/s/ James M. Papada, III       Chairman, President and           August 16, 1999
---------------------------    Chief Executive Officer
James M. Papada, III           (Principal Executive Officer)

s/ Albert Thorp, III           Vice President - Finance          August 16, 1999
---------------------------    and Chief Financial Officer
Albert Thorp, III              (Principal Financial Officer)

/s/ Drew A. Moyer              Corporate Controller and          August 16, 1999
---------------------------    Secretary
Drew A. Moyer                  (Principal Accounting Officer)

/s/ Roy E. Hock                Director                          August 16, 1999
---------------------------
Roy E. Hock

/s/ J. Barton Harrison         Director                          August 16, 1999
---------------------------
J. Barton Harrison

/s/ Graham Humes               Director                          August 16, 1999
Graham Humes

/s/ Edward M. Mazze            Director                          August 16, 1999
---------------------------
Edward M. Mazze

/s/ Stanley E. Basara          Director                          August 16, 1999
---------------------------
Stanley E. Basara

/s/ John E. Burrows, Jr.       Director                          August 16, 1999
---------------------------
John E. Burrows, Jr.

                               Director                          August 16, 1999
---------------------------
Rajiv L. Gupta

                  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Trevose, Pennsylvania, on August 16, 1999.


                             TECHNITROL, INC. EMPLOYEE STOCK PURCHASE PLAN

                             By:  Technitrol, Inc., as Plan Administrator



                        By:  /s/ James M. Papada, III
                             -----------------------------------
                             James M. Papada, III
                             Chairman, President and Chief Executive Officer



                                  EXHIBIT INDEX


 Exhibit #   Description
 ---------   -----------

    4.1      Technitrol, Inc. Employee Stock Purchase Plan.

    5.1      Opinion of Counsel as to Legality of Securities being registered.

    23.1     Consent of Counsel (contained in Exhibit 5.1).

    23.2     Consent of Certified Public Accountants

    24.1     Power of Attorney (included in signature page on page II-4 herein).